UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2011

Commission File Number: 333-146744

CAPSALUS CORP.
(Exact Name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2675 Paces Ferry Road Suite 100
Atlanta, GA 30339
(Address of principal executive offices)

888-400-7179
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In response to a comment letter from the accounting staff of the U.S. Securities and Exchange Commission (SEC), Capsalus Corp. (the "Company") reviewed its accounting for the purchase of WhiteHat Holdings, LLC ("White Hat") on April 14, 2010. During this review, management identified an error in the method used to value the purchase transaction and in determining the fair value of a contingent consideration liability related to certain additional, or penalty shares of the Company’s common stock that would be issued after the transaction in the event certain stipulations, as noted in the Plan and Agreement of Merger (the “Merger Agreement”), did not occur. The Company, its independent registered public accountants and the SEC staff discussed the matter while management continued its review. On April 4, 2011, the Company concluded, based on comments from the SEC and recommendations from management, that the Company's unaudited interim consolidated financial statements for the quarterly periods ended June 30, 2010 and September 30, 2010, as reported in the corresponding Form 10-Q's, should no longer be relied on and should be restated.

The modifications to the restated consolidated financial statements relate to; a) the method used to calculate the fair value of the acquisition, and b) the fair value calculation of the liability related to the contingent issuance of additional shares under the Merger Agreement. The Company initially valued the acquisition based on the fair value of the assets acquired and liabilities assumed at the acquisition date as opposed to the fair value of the consideration transferred, as the Company felt this better reflected the true value of the acquisition. The Company believed at the time the reports were filed, that this was the correct accounting for the valuation. In addition, the Company relied on internal management discussions to determine the likelihood and resulting fair value of issuing additional shares to former White Hat shareholders under the contingent consideration liability and believed this was the proper method at the time our reports were filed.

After careful review, the Company determined that it should use the fair value of the consideration transferred to value the acquisition and that rather than relying on internal management discussions in determining the likelihood and resulting fair value of the contingent consideration liability, a liability should be recorded based on the terms of the Merger Agreement.

Therefore, the Company will use the fair value of the consideration transferred to value the acquisition and will record a contingent consideration liability for the additional shares to be issued based on the terms of the Merger Agreement.

The adjustments that the Company anticipates recording in its financial statements will include recording a goodwill asset related to the acquisition of White Hat. The Company assesses the value of goodwill for impairment on an annual basis and whenever there are triggering events that may dictate assessment for impairment. The Company is currently assessing the goodwill it is recording related to the acquisition of White Hat and anticipates that there will be an impairment recorded during the fourth quarter of fiscal 2010, that will be reflected in the Company’s Annual Report on Form 10-K for fiscal 2010.

The Company anticipates filing amendments to the aforementioned Form 10-Q’s for the affected quarterly periods to reflect the corrections to its quarterly consolidated financial statements in the near future.  The Company’s Annual Report on Form 10-K for fiscal 2010 will reflect these adjustments and contain additional information regarding this matter.

Forward-Looking Statements

Forward-looking statements in this 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the statements regarding potential errors in previously issued financial statements; the nature, magnitude and scope of potential errors and the Company's investigation and analysis of such potential errors. These statements are just predictions reflecting management’s current judgment and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the Company's continuing internal review, as well as the review and audit by the Company's independent auditors of restated financial statements, if any, and actions resulting from discussions with or required by the Securities and Exchange Commission, along with other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal 2010 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters. The Company disclaims any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CAPSALUS CORP. (Registrant)
Date: April 8, 2011	By:	/s/ Steven M Grubner
Steven M. Grubner, President